SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A)
                 OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting    Material   Pursuant   to   <section>   240.14a-11(c)   or
       <section> 240.14a-12

                            The Beard Company
            (Name of Registrant as Specified in its Charter)

                    _________________________________
                (Name of Person(s) Filing Proxy Statement
                      if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[   ]  No fee required.
[ X ]  Fee computed on  table  below per Exchange Act Rules 14a-6(i)(4) and 0-
       11.
       1)   Title of each class of securities to which transaction applies:
            _____________________________________________________________
       2)   Aggregate number of securities to which transaction applies:
            _____________________________________________________________
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            _____________________________________________________________
       4)   Proposed maximum aggregate value of transaction:  $22,114,000
       5)   Total fee paid:  $4,423.

[   ]  Fee paid previously with preliminary materials.

[   ]  Check  box  if  any  part  of  the fee is offset by Exchange  Act  Rule
       0-11(a)(2) and identify the filing  for  which  the  offsetting fee was
       paid   previously.    Identify  the  previous  filing  by  registration
       statement number, or the Form or Schedule and the date of its filing.
       1)   Amount previously paid:  _______________________
       2)   Form, Schedule or Registration Statement No.:  _____________
       3)   Filing Party:  _______________________
       4)   Date Filed:  ___________________.

                                 NOTICE OF

                              ANNUAL MEETING

                              OF STOCKHOLDERS

                                TO BE HELD

                             AUGUST ____, 1997

                            AND PROXY STATEMENT


                             THE BEARD COMPANY

                             THE BEARD COMPANY
                        Enterprise Plaza, Suite 320
                           5600 North May Avenue
                       Oklahoma City, Oklahoma 73112

                                                    July __, 1997

Dear Stockholders:

     We invite you to attend the annual meeting of stockholders of The Beard Company (the "Company") which will be held in Oklahoma City on Monday, August ___, 1997. The matters to be considered at the meeting are described in the formal notice and proxy statement on the following pages.

     After completing the business of the meeting, including election of directors, we will discuss the current outlook for the Company. There will be a period for questions and for discussion with your directors and officers.

     If you plan to be present, please notify the Secretary of the Company so that the necessary arrangements can be made for your attendance. Regardless of whether you plan to personally attend, it is important that your shares be represented at this meeting. Please date, sign and return your proxy card in the enclosed envelope at your earliest convenience.



          W. M. BEARD         HERB MEE, JR.
            Chairman           President

                             THE BEARD COMPANY
                        Enterprise Plaza, Suite 320
                           5600 North May Avenue
                       Oklahoma City, Oklahoma 73112

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         Monday, August ___, 1997

TO THE STOCKHOLDERS OF THE BEARD COMPANY:

     You are hereby notified that the Annual Meeting of Stockholders of The Beard Company (the "Company") will be held on Monday, August ___, 1997 at 10:00 a.m. in the Board Room of the Liberty Bank and Trust Company of Oklahoma City, N. A. in the Liberty Tower, 100 North Broadway, Oklahoma City, Oklahoma, for the purpose of considering and voting upon the following matters:

     (1) To approve the sale of substantially all of the assets of Carbonic Reserves pursuant to an Asset Purchase Agreement, a copy of which is attached to the accompanying Proxy Statement as Exhibit "A".

     (2) To approve the Merger of the Company into The NBC Company pursuant to the Plan and Agreement of Merger and Reorganization, a copy of which is attached to the accompanying Proxy Statement as Exhibit "B".

     (3) The election of two (2) directors of the Company for three year terms.

     (4) To consider and act upon a proposal to amend The Beard Company Deferred Stock Compensation Plan (the "Plan") to increase the number of common shares authorized for issuance thereunder from 50,000 to 100,000. A copy of the Plan is attached to the accompanying Proxy Statement as Exhibit "D".

     (5) The approval of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for fiscal year 1997.

     (6) Such other business as may properly come before the meeting or any adjournment thereof.

     The transfer books will not be closed, but only stockholders of record at the close of business on June 30, 1997 will be entitled to notice of and to vote at the meeting. A complete list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at the offices of the Company, Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma.


     You are cordially invited to attend the meeting. Even if you plan to attend, you are requested to date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. You may revoke your proxy at any time prior to exercise.

                         By Order of the Board of Directors


                         Rebecca G. Witcher
                         Secretary

Oklahoma City, Oklahoma
Dated  July __, 1997

                             THE BEARD COMPANY
                        Enterprise Plaza, Suite 320
                           5600 North May Avenue
                      Oklahoma City, Oklahoma  73112

                              PROXY STATEMENT

   This Proxy Statement is furnished to the stockholders of The Beard Company ("Beard" or the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held August ___, 1997. It is first being mailed to stockholders on or about July __, 1997. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

   A person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary, or by subsequently granting a later dated proxy relating to the same shares, at any time prior to its being exercised.

   The Company will bear the cost of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. It is possible that further solicitation of proxies will be made by telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitations will be made by regular employees of the Company who will not be additionally compensated therefor, and the cost will be borne by the Company.

                   VOTING SECURITIES OUTSTANDING

   As of June 30, 1997, 2,799,074 shares of common stock and 90,155.86 shares of preferred stock of the Company had been issued and were outstanding. Each share of common stock is entitled to one vote on all matters presented at the meeting. Each share of preferred stock is entitled to one vote for each full share of common stock into which it would have been convertible had it been convertible on the record date (5.129425 shares). Accordingly, a total of 3,261,518 votes are entitled to be cast at the meeting, and the holders of the preferred stock are entitled to cast 14.18% of such votes. Only holders of common stock and preferred stock of record at the close of business on June 30, 1997, will be entitled to vote at the meeting.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth the name and address of each shareholder who is known to the Company to own beneficially more than 5% of Beard's outstanding common stock or preferred stock, the number of shares beneficially owned by each and the percentage of outstanding common or preferred stock so owned as of June 30, 1997. Unless otherwise noted, the person named has sole voting and investment powers over the shares reflected opposite his name.

                                 Number of                     Number of                     Combined
                                 Preferred                      Common                      Common and
                                Shares and                    Shares and                     Preferred
                                 Nature of       Percent       Nature of       Percent        Voting
      Name and Address           Ownership      of Class       Ownership       of Class      Percentage
------------------------------  ----------      --------      -----------      --------     ------------
John Hancock Mutual Life
Insurance Company ("Hancock")       42,427.10        47.06%   312,040(1)(2)        11.15%      16.24%(3)
57th Floor                                                                            (2)
200 Clarendon Street
Boston, Massachusetts 02117

The Beard Group 401(k) Plan
("Plan")
c/o The Liberty Bank and                 None         0.00%      330,627(4)        11.81%         10.14%
Trust
Company, Trustee
100 N. Broadway Avenue
Oklahoma City, OK 73102

W. M. Beard                              None         0.00%      810,229(5)        28.69%         24.65%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

Lu Beard                                 None         0.00%      233,998(6)         8.36%          7.17%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

Warren B. Kanders                   25,188.76        27.94%      174,274(2)      6.23%(2)       9.30%(3)
2100 South Ocean Boulevard
Suite 302 North
Palm Beach, FL 33480

Herb Mee, Jr.                            None         0.00%      218,399(7)         7.73%          6.65%
Enterprise Plaza, Suite 320
5600 North May Avenue
Oklahoma City, OK 73112

________

(1) Shares are held by Hancock on behalf of itself and affiliated entities.

(2) Excludes the Beard preferred shares which will collectively become convertible into 14.18% of the outstanding common stock (after conversion) on January 1, 2003 to the extent not previously redeemed or converted.

(3) The preferred shareholders collectively own 652,084 common shares and 1,114,528 common equivalent shares (34.17%), after giving effect to the conversion of their 90,155.86 preferred shares.

(4) Shares held by the Plan are owned by the participating employees, each of whom has sole voting and investment power over the shares held in his or her account. Includes 97,424.40, 116,951.99 and 27,639.12 shares held for the accounts of Messrs. Beard, Mee and Collen, respectively, and 1,631.32 shares held for the accounts of other executive officers.

(5) Includes 368,685 shares owned directly by Mr. Beard as to which he has sole voting and investment power; 232,319 shares (or 8.30%) owned by the William M. Beard and Lu Beard 1988 Charitable Unitrust (the "1988 Unitrust"), of which Mr. Beard and his wife, Lu Beard, serve as co-trustees and share voting and investment power; 16,666 shares each held by the William M. Beard Irrevocable Trust "A," the William M. Beard Irrevocable Trust "B," and the William M. Beard Irrevocable Trust "C" (collectively, the "Beard Irrevocable Trusts") of which Messrs. Beard and Herb Mee, Jr. are trustees and share voting and investment power; 6,738 shares each held by the John Mason Beard II Trust, the Joseph G. Beard Trust and the Rebecca Banner Beard Trust as to which Mr. Beard is the trustee and has sole voting and investment power; 3,256 shares held by the Rebecca Banner Beard Lilly Living Trust as to which Mr. Beard is a co-trustee and shares voting and investment power with his daughter; 97,424.40 shares held by The Beard Group 401(k) Trust (the "401(k) Trust") for the account of Mr. Beard as to which he has sole voting and investment power; and 13,333 shares held by B & M Limited, a general partnership, of which Mr. Beard is a general partner and shares voting and investment power with Mr. Mee. Also includes 25,000 shares subject to presently exercisable options. Excludes 1,679 shares owned by his wife as to which Mr. Beard disclaims beneficial ownership. Also excludes 41,228 shares held by four separate trusts for the benefit of Mr. Beard's children as to which Mr. Beard disclaims beneficial ownership.

(6) Represents 232,319 shares owned by the 1988 Unitrust, of which Mr. Beard and Mrs. Beard serve as co-trustees and share voting and investment power. Also includes 1,679 shares owned directly by Mrs. Beard as to which she has sole voting and investment power.

(7) Includes 6,450 shares owned directly by Mr. Mee as to which he has sole voting and investment power; 6,666 shares held by Mee Investments, Inc., as to which Mr. Mee has sole voting and investment power; 13,333 shares held by B & M Limited as to which Mr. Mee shares voting and investment power with Mr. Beard but as to which Mr. Mee has no present economic interest; and 116,951.99 shares held by the 401(k) Trust for the account of Mr. Mee as to which he has sole voting and investment power. Also includes 16,666 shares each held by the Beard Irrevocable Trusts as to which Mr. Mee is a co-trustee and shares voting and investment power with Mr. Beard but as to which Mr. Mee has no pecuniary interest and disclaims beneficial ownership. Also includes 25,000 shares subject to presently exercisable options. Excludes 45 shares owned by his wife, Marlene W. Mee, as to which Mr. Mee disclaims beneficial ownership.

                     SECURITY OWNERSHIP OF MANAGEMENT

   The following table sets forth certain information regarding the number of shares of Beard common stock beneficially owned by each director and nominee, the Chief Executive Officer ("CEO"), each named executive officer and by all directors and executive officers as a group and the percentage of outstanding common stock so owned as of June 30, 1997.

                                   Amount and
                                    Nature of
                                   Beneficial             Percent
       Name and Address             Ownership            of Class
----------------------------       -----------           -----------
W. M. Beard                             810,229(1)            28.69%
Herb Mee, Jr.                           218,399(2)             7.73%
Allan R. Hallock                         40,458(3)             1.45%
Michael E. Carr                             28,643             1.02%
Ford C. Price                            13,665(4)            ---(8)
W. R. Plugge                                 2,000            ---(8)
C. H. Collen, Jr<ellipsis>               44,689(5)             1.60%
Marc A. Messner                             50,000             1.79%
Philip R. Jamison                         1,299(6)         ---(7)(8)
All directors and executive
officers as a group (11 in            1,165,291(7)            40.76%
number)

_________
(1)  See footnote  (5)  to  table "Security Ownership of Certain Beneficial
     Owners."

(2)  See footnote (7) to table  "Security  Ownership  of Certain Beneficial
     Owners."

(3) Reflects shares owned by A. R. Hallock & Co., a partnership, as to which Mr. Hallock shares voting and investment power with his wife.

(4) Includes 5,399 shares owned directly by Mr. Price as to which he has sole voting and investment power, 3,266 shares held by an IRA for the benefit of Mr. Price as to which he has sole voting and investment power and 5,000 shares held by the FCP Trust as to which he has shared voting and investment power.

(5) Includes 17,050 shares owned directly by Mr. Collen as to which he has sole voting and investment power and 27,639.12 shares held by the 401(k) Trust for the account of Mr. Collen as to which he has sole voting and investment power.

(6) Represents shares owned for Mr. Jamison's account in the 401(k) Trust; Mr. Jamison has sole voting and investment power, but only has a 20% vested interest, as to such shares.

(7) Includes 803,817 shares as to which directors and executive officers have sole voting and investment power and 344,364 shares as to which they share voting and investment power with others.

(8)  Reflects ownership of less than one (1) percent.

            SALE OF SUBSTANTIALLY ALL OF THE ASSETS OF
                         CARBONIC RESERVES
                         (Proposal No. 1)


    For the reasons herein set forth, the Board of Directors is recommending that the Company's stockholders adopt and approve an Asset Purchase Agreement (the "Agreement"), by and among Airgas Carbonic Reserves, Inc. ("Airgas"), and Carbonic Reserves ("Carbonics"), the Company and Clifford H. Collen, Jr. ("Collen") (collectively, the "Shareholders"), pursuant to which Airgas will acquire substantially all of Carbonics' assets for cash and the assumption of certain liabilities as set forth below (the "Asset Sale"). In connection with the Asset Sale, Collen will enter into noncompetition and employment agreements with Airgas. Airgas is a second tier subsidiary of Airgas, Inc. U.S. Airgas, Inc., a subsidiary of Airgas, Inc. has agreed to guaranty the obligations of Airgas under the Agreement.

    The following description of the Asset Sale contains, among other information, summaries of certain provisions of the Agreement, a copy of which is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. The Agreement sets forth the representations and warranties of Carbonics, the Shareholders and Airgas, the description of the assets to be acquired and the conditions to the consummation of the Asset Sale, including approval of the Agreement by the shareholders of Beard. The information in this Proxy Statement with respect to the Agreement is qualified in its entirety by reference to the complete text of the Agreement.

The Transaction

    In consideration of the Asset Sale, Carbonics will receive cash at closing in the amount of $18.5 million. In addition, 150 days after the closing date Carbonics will receive an additional amount equal to the difference between $1 million and the sum of (i) uncollected accounts receivable in excess of Carbonics' allowance for bad debts, (ii) the amount, if any, by which notes payable to third parties which are assumed by Airgas exceeds the increase in the value of fixed assets between December 31, 1996 and closing, and (iii) any other indemnity claims that arise during the 150 day period. Carbonics maintains insurance coverage for its largest accounts receivable and does not expect any substantial deductions for uncollected accounts receivable or indemnity claims. Also, Airgas will assume liabilities of Carbonics for (i) trade accounts payable and accrued expenses incurred in the ordinary course of business (other than those specifically excluded), (ii) notes payable to third parties as reflected on Carbonics' December 31, 1996 balance sheet and those incurred thereafter in the ordinary course and in a manner consistent with past practice, and (iii) the obligations of future performance under the contracts and liabilities being assumed under the Agreement, to the extent such liabilities have arisen in the ordinary course of Carbonics' business. Airgas will not assume any liabilities for employee matters, including payroll taxes; debt or other balances payable to the Shareholders or other related parties; tax liabilities of Carbonics for the Shareholders; or environmental liabilities. Carbonics will retain all cash and cash equivalents; notes receivable from the Company or related parties; and tax refunds relating to periods prior to the closing date.

    The Company owns 85% of the outstanding common stock of Carbonics and Collen owns 15%. In addition, the Company owns 14,859 shares of Carbonics' redeemable preferred stock, $1,000 redemption value per share, which constitutes all of the issued and outstanding preferred stock of Carbonics.


Background of the Asset Sale

    In May 1996 Carbonics engaged an investment banking firm to secure financing to enable Carbonics to pursue the acquisition of, and to provide additional working capital for, three dry ice companies for approximately $13 million. The investment banking firm obtained indications of interest from several entities; however, all of the interested parties wanted to see executed letters of intent from the target companies prior to making a final commitment, and were unwilling to provide the financing without the letters of intent.

    Carbonics had preliminary conversations with the potential target companies, and was actively negotiating for the purchase of two of the companies when Airgas announced, in October 1996, that it had signed (i) a letter of intent to acquire Carbonic Industries Corporation ("CIC"), the fourth largest producer of CO{2} and largest manufacturer of dry ice in the United States, and (ii) an agreement to acquire Shell Land & Energy Company's controlling interest in the Northeast Jackson Dome Field, which is the largest naturally occurring CO{2} field east of the Mississippi. The consideration for the CIC acquisition was announced as a combination of common stock and cash. At the time Airgas announced these acquisitions, it stated its intention to pursue additional acquisitions of CO{2} companies.

    Because Airgas is in a financial position to pay higher prices for its acquisitions, and to offer registered common stock as consideration, and because Carbonics would be limited to offering a combination of cash, preferred stock and notes so that it can remain part of Beard's consolidated tax group and take advantage of Beard's net operating loss carryforwards, the Airgas announcement put an end, for all practical purposes, to Carbonics' acquisition strategy.

    In  April  1997   Airgas  continued  its  strategy  by  announcing  the
acquisition of the assets of American Dry Ice Corp., a distributor of liquid CO{2}, dry ice and other related products and services. Immediately thereafter Airgas contacted Carbonics and Beard about purchasing the assets of Carbonics.

    During the same timeframe, Beard was independently contacted by a large New York Stock Exchange listed industrial gas company, and by a West Coast venture capital company which had financed a company to build a major national liquid CO{2} business with plans to acquire existing manufacturers and distributors of liquid CO{2} and dry ice. Both of these companies expressed interest in acquiring Carbonics. Following discussions with the three interested parties, Beard furnished each with a confidential memorandum in May 1997, and asked for formal proposals by June 6, 1997. Proposals were received from all three parties in the first two weeks of June. The offer from Airgas was the highest. On June 20, 1997, Airgas and the Company executed a letter of intent and began negotiating the terms of the agreement. On July 7, 1997, Airgas began performing a due diligence review of Carbonics.

Reasons for the Asset Sale

    The terms of the Agreement are the result of arms-length negotiations between representatives of the Company and Airgas. The Company believes that consummation of the Asset Sale will allow the Company to sell Carbonics' assets at a favorable price and reduce its outstanding debt, redeem a substantial portion of its outstanding preferred stock (see "Pro Forma Condensed Financial Statements") and provide working capital to permit the reasonable exploitation of the Company's remaining assets.

Board of Directors Recommendation

    In reaching its decision to approve the Agreement and to make its recommendation, the Board of Directors considered a number of factors, including, but not limited to, (i) preliminary offers or indications by third parties, (ii) the Company's present financial condition and its requirement for working capital to exploit other assets, and (iii) the terms and conditions set forth in the Agreement. The Company's Board of Directors believes that the Asset Sale is in the best interests of the Company and has unanimously approved the Asset Sale. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ASSET SALE.

Property Subject to the Asset Sale

    The assets of Carbonics subject to the Asset Sale are all of the operating assets of Carbonics which are used in the production and distribution of dry ice including, but not limited to, the following:

         (a) the tangible assets of Carbonics, all accounts receivable, notes receivable, deposits, prepaid expenses, inventories, fixed assets, real property and intangible properties;

         (b) all contract rights, causes of action, claims, refunds and demands of whatever nature;

         (c) all books and records relating to the business of Carbonics (except minute books and stock record books);

         (d) all rights of Carbonics in and to all of seller's trademarks and trade names, including without limitation, the name "Carbonic Reserves," and all intellectual property and proprietary information of Carbonics; and

         (e)  all of Carbonics' intangibles and goodwill.

Excluded from the Asset Sale are cash and cash equivalents, notes receivable from the Company and affiliates and tax refunds for periods prior to closing.

Conduct of Business

    The Company has agreed that it will cause Carbonics to, and Carbonics has agreed that it will, carry on the business of Carbonics in the ordinary course of business consistent with past practice, use their commercially reasonable efforts to preserve Carbonics' reputation and the goodwill of Carbonics' suppliers, customers and others having business relationships with Carbonics, use their reasonable best efforts to preserve intact Carbonics' current business organization, keep available the services of present employees and maintain the assets of Carbonics in good condition and repair.

    Carbonics, the Company and Collen have agreed that, except as contemplated by the Agreement or disclosed in the schedules to the Agreement, Carbonics shall not, without the prior written consent of
Airgas:

         (a) enter into any material contract other than in the ordinary course of business;

         (b)  make  any  bonus  or  salary  or  wage  increases   nor   any
contributions to any profit sharing or pension plan other than in the ordinary course of business;

         (c) reorganize, declare, set aside or pay any dividend or other distribution in respect to Carbonics' capital stock, or any direct or indirect redemption, purchase or other acquisition of any such stock;

         (d) pay, loan or advance any amount to the Shareholders or any family member thereof, except payments to the Company for Carbonics' pro rata share of corporate insurance and employee benefit costs and expenses;

         (e) enter into any agreement with the Shareholders or any family member thereof;

         (f) sell or lease any of its assets or properties, tangible or intangible, except in the ordinary course of business;

         (g) grant a security interest or encumber in any manner any of its assets or properties;

         (h) incur any indebtedness for borrowed money except in the ordinary course of business pursuant to its existing credit agreement;

         (i)  make any capital expenditures in excess of $50,000.

    However,  nothing  in  the  Agreement  requires   Carbonics  to  reduce
indebtedness for borrowed money owed to third parties other than such reductions as are required by the instruments evidencing such indebtedness, with the exception that any proceeds from the sale of fixed assets in the ordinary course of business shall be applied to reduce such indebtedness over and above the normal required reductions referred to above.

Conditions to the Asset Sale

    In addition to the approval of the Agreement and the Asset Sale by the Company's stockholders, consummation of the Agreement is conditioned upon, among other things:

         (a) the continuing accuracy, in all material respects, of the representations and warranties of Carbonics and the Shareholders, and Airgas contained in the Agreement;

         (b) the performance, in all material respects, by Carbonics and the Shareholders, and Airgas of all covenants contained in the Agreement;

         (c)  the receipt of all third party consents;

         (d)  the completion of due diligence by Airgas;

         (e) expiration of applicable waiting periods without formal protest under the Hart-Scott-Rodino Antitrust Improvements Act of 1978, as amended; and

         (f)  approval  of  the  Agreement  and  the  Asset  Sale  by   the
respective Board of Directors.

Representations and Warranties

    In the Agreement, Carbonics, the Company and Collen have made customary representations and warranties to Airgas, including, but not limited to, representations and warranties relating to the organization, good standing and qualification of Carbonics; authority to enter into the Agreement and carry out related actions; capitalization; absence of undisclosed liabilities; title and condition of assets; inventories; accounts receivable; material contracts and commitments; required consents and approval; compliance with laws; and patent, employee benefit plans, tax and environmental matters.

    Airgas has also made customary representations and warranties to the Company and Carbonics, including, but not limited to, representations and warranties relating to Airgas' organization, authority to enter into the Agreement and carry out related actions, and required consents and approvals.

Closing

    The transaction is expected to be consummated on August 28, 1997, subject to the satisfaction or waiver of the conditions set forth under "- Conditions to the Asset Sale."

Parties Interested in the Asset Sale

    Immediately prior to the closing of the Asset Sale, Beard will purchase all of the capital stock of Carbonics owned by Collen for $900,000. Immediately after the closing, Carbonics will pay Collen $100,000 for termination of his employment agreement. Concurrently with the closing, Airgas will pay Collen $300,000, and agree to pay him an additional $200,000 in 1998, under a noncompetition agreement to be entered into between Collen and Airgas.

Regulatory Approvals

    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), certain transactions, including the Asset Sale, may not be consummated unless certain waiting period requirements have been satisfied. The Company and Airgas filed the notification and report forms required pursuant to the HSR Act with the Antitrust Division of the Department of Justice (the "Antitrust Division") and the FTC for review in connection with the Asset Sale. At any time before or after the closing, the FTC, the Antitrust Division or others could take action under the Antitrust laws with respect to the Asset Sale, including seeking to enjoin the consummation of the Asset Sale or seeking divestiture by Airgas of all or any part of the assets acquired.

Effects on Listing of Common Stock

    Based upon guidelines published in the American Stock Exchange Company Guide, the Company believes that the listing of the Company's common stock on the American Stock Exchange will not be affected by the consummation of the Asset Sale.

Accounting Treatment; Tax Effects

    The  Asset  Sale  will be accounted for by the Company  as  a  sale  of
assets.   See "Pro Forma  Condensed  Financial  Statements"  regarding  the accounting effects of consummation of the Asset Sale.

    The Asset Sale will be taxable to the Company. It is presently estimated that the Asset Sale will result in taxable gain to the Company for federal income tax purposes of approximately $11,800,000; however, the Company believes that the entire regular federal income tax gain can be offset by the Company's net operating loss carryforwards. However, the Company expects that it will incur alternative minimum tax liability as a result of the Asset Sale. See "Pro Forma Condensed Financial Statements" and the discussion of the Company's net operating loss under "PROPOSAL TO REORGANIZE."

    The Asset Sale will have no direct federal income tax consequences to the stockholders of the Company.

Dissenters Rights

    The stockholders of the Company will not be entitled to dissenter or appraisal rights under Oklahoma law in connection with the transaction.

Description of Future Business

    Following the sale of substantially all of the assets of Carbonics, Beard's continuing operations will consist primarily of its environmental services and resource recovery activities. It will also continue to own a working and overriding royalty interest in the McElmo Dome Field in southwest Colorado, and a very small working interest in the Bravo Dome Field in northeast New Mexico. McElmo Dome and Bravo Dome are believed to be the two largest producing CO{2} fields in the world. In addition, Beard will continue to hold (i) a minority interest in a joint venture involved in the extraction, production and sale of crude iodine; and (ii) scattered small real estate holdings, interests in two real estate limited partnerships, and other miscellaneous investments.

    Beard anticipates that immediately after the consummation of the Asset Sale, it will (i) concentrate its efforts on the commercial development of its Mulled Coal technology which is believed to have significant profit potential but which is as yet untested on a commercial scale, and (ii) pursue as the sole U.S. licensee the commercial development of a process and composition patent which is pending for the remediation of creosote and PAH contamination. The Company's continuing operations also include its environmental services activities which are conducted through Whitetail Services, Inc. and Horizontal Drilling Technologies, Inc. Complete details concerning these activities and operations are discussed in the Company's 1996 Annual Report on Form 10-K, pages 10-15, which is attached hereto as Appendix A.

    Beard's environmental/resource recovery activities were not profitable in 1996 or in the first quarter of 1997 (see - "Pro Forma Condensed Financial Statements"), so it is critical to the Company's future viability that it achieve a successful turnaround of its environmental/resource recovery activities or that it supplement these activities with the acquisition of profitable companies in the future. Management of the Company has considerable expertise and has demonstrated success in the environmental field as a result of their activities as the founder, officers and directors, and as the principal shareholder of USPCI, Inc.
(NYSE) from 1968 until its acquisition by Union Pacific Corporation in 1988.

Vote Required

    Under the Oklahoma General Corporation Act (the "Oklahoma Act"), the Asset Sale may be deemed to constitute the sale of all or substantially all of the assets of Beard. Accordingly, Beard is requesting shareholder approval. Pursuant to the Oklahoma Act, the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock and preferred stock (voting on an as if converted basis) is required for approval of the Agreement and the Asset Sale.

Market Information

    Market information is incorporated herein by reference to page 17 of the Company's Annual Report on Form 10-K (File No. 1-12396).

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth certain selected historical consolidated financial data of Beard as of the dates and for the periods indicated. This data should be read in conjunction with the consolidated financial statements and notes thereto incorporated by reference in this Proxy Statement. (See "Incorporation of Certain Documents by Reference"). See also "Pro Forma Financial Statements" and "Description of Future Business" regarding the effects of the Asset Sale if it is consummated. The selected consolidated financial data as of March 31, 1997 and 1996 and for the three months ended March 31, 1997 and 1996 have been derived from unaudited consolidated financial statements, which, in the opinion of management, reflect all adjustments consisting only of normal recurring accruals, necessary for a fair presentation of the results of Beard as of those dates and for those periods. Interim results are not neces-sarily indicative of the results which may be expected for any other period or for the full year.

                                     THREE MONTHS ENDED
                                            ENDED
                                          MARCH 31,                            YEAR ENDED DECEMBER 31,
                                 ------------------------        ------------------------------------------------------
                                    1997        1996               1996       1995       1994       1993       1992
                                    ----        ----               ----       ----       ----       ----       ----
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Operating revenues from
     continuing operations          $  4,122    $  3,146           $16,683    $15,012    $14,123    $13,281    $10,849
Interest income                            3           2                18         25         20         21        110
Interest expense                         (88)        (46)             (259)      (166)      (116)       (92)      (210)
Earnings (loss) from
     continuing operations              (424)        103              (140)      (478)       503       (893)    (6,622)
Earnings (loss) from
     discontinued operations               -          (8)             (175)        75        214    (11,183)   (25,871)
Gain on debt restructuring                 -           -                 -          -          -     46,928          -

Net earnings (loss)                     (424)         95              (315)      (403)       717     34,852    (32,493)

Earnings (loss) from con-
     tinuing operations per share:
        (primary EPS)                  (0.15)       0.03            (0.05)     (0.20)       0.17     (0.42)     (3.33)
        (fully diluted EPS)            (0.15)       0.03            (0.05)     (0.20)       0.14     (0.41)     (3.33)
Net earnings (loss) per share:
        (primary EPS)                  (0.15)       0.03            (0.11)     (0.17)       0.25      16.51    (16.34)
        (fully diluted EPS)         $  (0.15)     $ 0.03          $ (0.11)   $ (0.17)     $ 0.21    $ 15.86   $(16.34)

Weighted average common
     and common equivalent
     shares outstanding:
                Primary                2,799       2,752             2,756      2,662      2,652      2,111      1,989
                Fully diluted          2,799       3,219             2,756      2,662      3,117      2,197      1,989

BALANCE SHEET DATA:
Working capital                     $  1,381    $  2,117         $   1,745  $   1,989  $   2,427  $   1,765   $  1,830
Properties, net                        8,823       7,624             8,699      7,158      6,834      6,312      6,607
Total assets                          15,419      15,243            16,473     14,615     13,856     14,966     15,441
Long-term debt (excluding
     current maturities)               3,067       1,828             2,911      1,454        982      1,137        947
Redeemable preferred stock             1,200       1,200             1,200      1,200      1,200      1,200      1,200
Common shareholders'
     equity (deficit)               $  8,232    $  8,893         $   8,656  $   8,788   $  9,066  $   8,407   $(27,743)

                   PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed financial statements (the "Pro Forma Financial Statements") of Beard are based upon and should be read in conjunction with the historical financial statements of Beard which are included in Beard's Annual Report on Form 10-K for the year ended December 31, 1996 and Form 10-Q for the three months ended March 31, 1997 which are attached hereto as Appendices "A" and "B," respectively. The Unaudited Pro Forma Con-densed Balance Sheet is presented as if the sale of substantially all the assets and certain liabilities related to the dry ice manufacturing and distri-bution operations of Carbonic Reserves (the "Asset Sale") had occurred on March 31, 1997. The Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1996 and three months ended March 31, 1997 give effect to the Asset Sale as if it had occurred on January 1, 1996 and January 1, 1997, respectively.

     The unaudited pro forma condensed financial statements and the accompanying notes are intended for informational purposes only, have been prepared based on estimates and assumptions deemed by Beard to be appropriate, and are not necessarily indicative of the financial condition or results of operations had the Asset Sale occurred as of the dates indicated and are not intended to be indicative of future results of operations.

                       THE BEARD COMPANY AND SUBSIDIARIES
                        Pro Forma Condensed Balance Sheet
                                 March 31, 1997
                                 (In thousands)
                                  (UNAUDITED)

                                                     BEARD                                                           BEARD
                              ASSETS              HISTORICAL            ADJUSTMENTS                               PRO FORMA
                                                  ----------            -----------                               ----------
Current assets:
   Cash and cash equivalents                      $      240            $   19,500                    (a)          $  19,740
   Accounts receivable, net                            2,396                (1,251)                   (a)              1,145
   Other current assets                                1,522                  (849)                   (a)                673
                                                  ----------            ----------                                ----------
        Total current assets                           4,158                17,400                                    21,558

Investments and other assets                           1,679                  (127)                   (a)              1,552

Property, plant and equipment, net                     8,823                (6,521)                   (a)              2,302

Intangible assets, net                                   759                  (258)                   (a)                501
                                                  ----------            ----------                                ----------
                                                  $   15,419            $   10,494                                $   25,913
                                                  ==========            ==========                                ==========

                LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Trade accounts payable and other liabilities   $    2,001            $   (1,301)                   (a)          $   2,402
                                                                               452                    (b)
                                                                             1,250                    (c)
   Current maturities of long-term debt                  776                  (252)                   (a)                524
                                                  ----------            ----------                                ----------
        Total current liabilities                      2,777                   149                                     2,926

Long-term debt less current maturities                 3,067                (1,061)                   (a)              2,006

Minority interest in consolidated subsidiaries           143                     -                                       143

Redeemable preferred stock                             1,200                 3,500                    (d)              4,700

Total common shareholders' equity                      8,232                13,108                    (a)              16,138
                                                                              (452)                   (b)
                                                                            (1,250)                   (c)
                                                                            (3,500)                   (d)
                                                  ----------            ----------                                ----------
                                                  $   15,419            $   10,494                                  $ 25,913
                                                  ==========            ==========                                ==========

See accompanying notes to unaudited pro forma condensed financial statements.

                   THE BEARD COMPANY AND SUBSIDIARIES
               Pro Forma Condensed Statement of Operations
                    Three Months Ended March 31, 1997
                             (In thousands)
                               (UNAUDITED)

                                                          BEARD                                   BEARD
                                                       HISTORICAL          ADJUSTMENTS (e)       PRO FORMA
                                                       ----------          ---------------       ---------
REVENUES:
       Carbon dioxide                                  $   2,918           $ (2,800)             $     118
       Environmental/resource recovery                     1,169                  -                  1,169
       Other                                                  35                  -                     35
                                                       ---------           --------              ---------
                                                           4,122             (2,800)                 1,322
EXPENSES:
       Carbon dioxide                                      2,053             (2,026)                    27
       Environmental/resource recovery                       995                  -                    995
       Selling, general and administrative                 1,031               (518)                   513
       Depreciation, depletion and amortization              361               (262)                    99
       Other                                                   7                  -                      7
                                                       ---------           --------              ---------
                                                           4,447             (2,806)                 1,641
OPERATING PROFIT (LOSS):
       Carbon dioxide                                         79                  6                     85
       Environmental/resource recovery                      (175)                 -                   (175)
       Other                                                (229)                 -                   (229)
                                                       ---------           --------              ---------
                                                            (325)                 6                   (319)
OTHER INCOME (EXPENSE):
       Interest expense                                      (88)                30                    (58)
       Other                                                 (11)                (4)                   (15)
                                                       ---------           --------              ---------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES         (424)                32                   (392)
INCOME TAXES                                                   -                  -                      -
                                                       ---------           --------              ---------
LOSS FROM CONTINUING OPERATIONS                        $    (424)          $     32              $    (392)
                                                       =========           ========              =========
LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE       $   (0.15)                                $   (0.14)
                                                       =========                                 =========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             2,799,074                                 2,799,074
                                                       =========                                 =========

See accompanying notes to unaudited pro forma condensed financial statements.

                  THE BEARD COMPANY AND SUBSIDIARIES
               Pro Forma Condensed Statement of Operations
                    Year Ended December 31, 1996
                            (In thousands)
                             (UNAUDITED)

                                                          BEARD                                              BEARD
                                                       HISTORICAL                ADJUSTMENTS (e)          PRO FORMA
                                                       -------------             ---------------          ------------
REVENUES:
         Carbon dioxide                                $      13,608             $     (13,307)            $        301
         Environmental/resource recovery                       3,009                         -                    3,009
         Other                                                    66                         -                       66
                                                       -------------             -------------             ------------
                                                              16,683                   (13,307)                   3,376
EXPENSES:
         Carbon dioxide                                        9,478                    (9,381)                      97
         Environmental/resource recovery                       2,642                         -                    2,642
         Selling, general and administrative                   4,079                    (2,215)                   1,864
         Depreciation, depletion and amortization              1,309                    (1,008)                     301
         Other                                                    77                         -                       77
                                                       -------------             -------------             ------------
                                                              17,585                   (12,604)                   4,981
OPERATING PROFIT (LOSS):
         Carbon dioxide                                          887                      (703)                     184
         Environmental/resource recovery                        (757)                        -                     (757)
         Other, principally corporate                         (1,032)                        -                   (1,032)
                                                       -------------             -------------             ------------
                                                                (902)                     (703)                  (1,605)
OTHER INCOME (EXPENSE):
         Interest expense                                       (259)                      118                     (141)
         Gain on sale of assets                                  171                        (6)                     165
         Gain on take-or-pay contract settlement                 939                      (939)                       -
         Other                                                   (89)                       (5)                     (94)
                                                       -------------             -------------             ------------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES             (140)                   (1,535)                  (1,675)
INCOME TAXES                                                       -                         -                        -
                                                       -------------             -------------             ------------
LOSS FROM CONTINUING OPERATIONS                        $        (140)            $      (1,535)            $     (1,675)
                                                       =============             =============             ============
LOSS FROM CONTINUING OPERATIONS
 PER COMMON SHARE                                      $       (0.05)                                       $     (0.61)
                                                       =============                                       ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 2,756,094                                          2,756,094
                                                       =============                                       ============

See accompanying notes to unaudited pro forma condensed financial statements.

                      THE BEARD COMPANY AND SUBSIDIARIES
                              NOTES TO PRO FORMA
                         CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)


      (a) Pursuant to the Asset Purchase Agreement (the "Agreement"), Airgas is purchasing substantially all of the assets (excluding cash and cash equivalents, notes receivable from Beard or related parties, and deferred tax assets) of Carbonic Reserves ("Carbonics"), an 85%-owned subsidiary of Beard, and will assume certain liabilities of Carbonics as stated on its December 31, 1996 financial statements or incurred in the ordinary course of business thereafter (excluding any tax liabilities, employee related liabilities, indebtedness to Beard or related parties, or environmental liabilities of Carbonics).

      Accordingly,   the  following  adjustments  have  been  made  to  Beard's historical March 31, 1997 balance sheet to reflect the sale of the assets as if the sale had occurred on March 31, 1997 as follows (in thousands):

     Cash Proceeds:                                      $      19,500
     Liabilities to be assumed:
       Trade accounts payable                                    1,301
       Current maturities of
        long-term debt                                             252
       Long-term debt                                            1,061
                                                                ------
     Total Sales Price                                          22,114
     Accounts receivable, net                                   (1,251)
     Other current assets                                         (849)
     Investments and other assets                                 (127)
     Property, plant and equipment, net                         (6,521)
     Intangible assets, net                                       (258)
                                                          ------------
          Proceeds greater than costs                     $     13,108
                                                          ============

      The Agreement provides that $1 million of the purchase price (the "Holdback") will be held back for a maximum of 150 days after closing of the transaction. The Holdback is subject to offset for any accounts receivable that have not been collected within 120 days of the closing to the extent such receivables exceed the amount of the allowance for uncollectible accounts on Carbonics' balance sheet. Beard expects that little, if any, of such amount will be ultimately held back since Carbonics' collection experience in recent years has been excellent and since Carbonics also has most of its larger accounts insured.

     (b) For income tax purposes, the consummation of the Asset Sale will result in taxable income to Beard. The sale of assets to Airgas will result in a taxable gain equivalent to the difference between the fair market value of
the assets transferred and the tax basis  of  those  assets.   In addition, the
assumption by Airgas of certain liabilities will result in taxable income equivalent to the total liabilities assumed by Airgas. Beard's net operating loss carryforwards will offset such taxable income. Accordingly, Beard expects that (i) there will be no regular Federal income tax liability; (ii) there will be alternative minimum tax liability; and (iii) there will be state income and sales tax liabilities resulting from the Asset Sale. Pro forma adjustment
(b) reflects estimated state income and sales taxes of approximately $242,000 of Carbonics and Federal alternative minimum tax of Beard of approximately $210,000 as a result of the Asset Sale.

      (c) Reflects the accrual of (i) $1 million to Collen for his 15% common stock ownership in Carbonics plus bonuses and termination fees due, (ii) $200,000 to other key employees of Carbonics and (iii) $50,000 to cover costs related to the Proxy Statement.

      (d) Reflects the expected redemption in March of 1998 of approximately $3,500,000 of Beard mandatorily redeemable preferred stock as a result
of the gain to Beard on the Asset Sale.   Assuming  a redemption in such amount
there would be 55,156 shares of Beard preferred stock outstanding.  The  Beard
preferred  stock has a redemption value of $9,015,586 and  is   mandatorily
redeemable  from   one-third  of  Beard's   consolidated net  income.   To  the
extent not redeemed by December 31, 2002, the Beard preferred stock would be convertible by the holders thereof into as much as 14.18% of the common stock of Beard on a fully diluted basis on January 1, 2003. For purposes of the pro forma presentation the Beard preferred stock has been recorded at the estimated fair market value at December 31, 1996 plus the estimated redemption amount of $3,500,000 expected to be paid in March of 1998.

      (e) Reflects the elimination of operations of Carbonics for the year ended December 31, 1996 and for the three months ended March 31, 1997.

      (f) The unaudited pro forma condensed balance sheet includes, and the unaudited pro forma condensed statements of operations exclude the gain from the Asset Sale, estimated to be $12,656,000, and the accretion in the carrying value of the Beard mandatorily redeemable preferred stock of $3,500,000 ($1.27 and $1.25 per share, respectively, increase in the net loss per share attributable to common shareholders), reflecting the one-third
of   consolidated  net  income  that  accretes  directly  to  preferred shareholders, and the one-time charges of $1,250,000 for Collen's 15% common stock ownership in Carbonics, bonuses, termination fees and transaction costs. The gain, the dilutive effect of the accretion in the carrying value of the Beard mandatorily redeemable preferred stock and the one-time charges will be included in Beard's consolidated financial statements for the year ending December 31, 1997.

                    COMPARATIVE PER SHARE DATA

     The following table sets forth certain unaudited historical and pro forma per share financial information as of and for the three months ended March 31, 1997 and for the fiscal year ended December 31, 1996. The following information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and notes thereto incorporated by reference in the Proxy Statement (see "Incorporation of Certain Documents by Reference") and by the pro forma condensed financial statements and notes thereto set forth under "Pro Forma Condensed Financial Statements."

                                               MARCH 31, 1997
Book value per common share at period end:
     Historical                                    $2.94
     Pro forma                                     $5.77

                                   THREE MONTHS            YEAR
                                       ENDED               ENDED
                                   MARCH 31, 1997     DECEMBER 31, 1996
Loss from continuing operations
  per common share:
     Historical                              $(0.15)        $(0.05)
     Pro forma                               $(0.14)        $(0.61)

     The Company has not paid dividends on its Common Stock nor does it have any plans to do so. See "Dividend Policy."


                      PROPOSAL TO REORGANIZE
                         (Proposal No. 2)

     For the reasons explained below under the caption "Purposes for the Merger," the Board of Directors is proposing that the Company merge (the
"Merger")  into its newly  formed  Oklahoma  subsidiary,  The  NBC  Company
("NBC"). The details of this change are set out in the Plan and Agreement of Merger and Reorganization which is attached to this proxy statement as Exhibit B (the "Merger Agreement"). The Board of Directors has unanimously approved the Merger, subject to shareholder approval.

     NBC  will  immediately  be  renamed The  Beard  Company  and  continue
conducting business as the successor  to  the  Company.   If  the Company's
stockholders adopt and approve the Merger, the Merger will take  effect  on the  date  on  which a certificate of merger is filed with the Secretary of
State of the State  of  Oklahoma  (the  "Effective  Date").  This filing is expected  to  be made within 48 hours after adoption and  approval  of  the
Merger at the meeting.

     The Merger will not result in any change in the number of shares owned or percentage of ownership of any stockholder of the Company. On the Effective Date each outstanding share of the Company's Common Stock will be converted automatically into the right to receive one share of NBC common stock, par value $0.001 per share ("NBC Common Stock").

     Each  outstanding  certificate  representing  shares of Company Common
Stock will represent the same number of shares of NBC Common Stock. On and after the Effective Date the NBC Common Stock will be traded on the AMEX in full substitution for the shares of Company Common Stock under the same stock symbol "BOC."

     The Merger of the Company will not result in any change in the business, management, location of the principal executive offices, assets, liabilities or stockholders' equity of the Company. NBC will possess all of the assets and be responsible for all of the liabilities of the Company.
The Merger will not change the financial condition of the Company.

     The Company is currently governed, and the shareholders rights are defined, by the laws of the State of Oklahoma, the Board of Directors and officers, its certificate of incorporation, its Bylaws, and its preferred stock designation. In addition, the Company has adopted a 401(k) Plan, a Stock Option Plan, a Phantom Stock Units Plan and a Deferred Stock
Compensation Plan. All of these instruments will be substantially the same for NBC as they were for the Company.

     Specifically,  the  officers  and  directors of NBC will be  the  same people who currently serve as officers and  directors  of the Company.  The
NBC Bylaws will be the same as the Bylaws of the Company  in  all respects, as  will the common stock and preferred stock, the 401(k) Plan,  the  Stock
Option   Plan,  the  Phantom  Stock  Units  Plan  and  the  Deferred  Stock
Compensation  Plan.   The  certificate  of  incorporation  for  NBC will be
changed  to  reflect  the  Section  382 Restrictions discussed below.   See
Exhibit C.

Purposes for the Merger

     The Board of Directors believes that the best interests of the Company and its stockholders will be served by attempting to preserve the Company's available net operating loss carryforwards ("NOLs") as discussed below.
The Merger will impose certain stock transfer restrictions on the Company's preferred and common stock which are designed to prevent elimination or limitation on the usage of the NOLs.

Section 382 Stock Transfer Restrictions

     At March 31, 1997, Beard and its consolidated subsidiaries had available federal income tax net NOLs of approximately $66.1 million. The
NOLs, which will expire between 2001 and 2010, can be used by Beard to offset future taxable income and capital gains and therefore constitute a valuable asset.

     However,  the  NOLs are valuable only if Beard has substantial taxable income in years after  the Merger.  Management believes that it is unlikely that Beard will be able to realize the full benefit of the NOLs before they
begin to expire in 2001.   Even  so, Beard desires to retain as much of the
NOLs for future use as possible.

     If an "ownership change," as  defined  in  Section  382  of  the  Code
("Section  382"),  occurs, Beard's ability to use its NOLs would be limited or eliminated.  Basically,  the  amount  of  NOLs  which Beard could use to offset future taxable income would be limited to an  amount  determined  by multiplying  the  fair  market  value  of Beard's outstanding capital stock immediately before the "ownership change"  by  the  "long-term  tax  exempt
rate"   which  is  published  monthly  by  the  Internal  Revenue  Service.
Moreover,  if a corporation has substantial non-business assets on the date of an ownership change, the fair market value of its capital stock for this purpose would  be  reduced  by  all  or  a  substantial portion of its non-
business assets.

     As discussed below, the Company desires to impose restrictions on the Beard stock to prevent inadvertent application of Section 382 in the future. The limitations imposed by Section 382 should have no effect on an individual shareholder of Beard.

Application of Section 382

     The limitations  imposed  by Section 382 only apply when an "ownership change" occurs with respect to the  stock  of a corporation.  An "ownership change"  will  occur  if  the  ownership  of one or  more  5%  shareholders
(accounting  for  all  shareholders  owning  less   than  5%  as  a  single
shareholder)  has  increased  by more than 50 percentage  points  over  the lowest percentage of stock owned  by  such 5% shareholders during the three
year period ending on the date of change.   For  this  purpose, Section 382
generally defines stock to include all issued and outstanding stock, except certain  preferred  stock, and all stock that may be acquired  pursuant  to warrants, options, rights  to  purchase  stock,  rights  to  convert  other instruments  into  stock  and  options  or other rights to acquire any such
interests.   Ownership of stock is generally  attributed  to  the  ultimate individual beneficial owner.

     As a result of a transfer of stock by holders of a portion of the common stock and the Series A Preferred Stock in January, 1997, the Company had an ownership change of approximately 27%.

Section 382 Restrictions

     If  the  Merger is approved, the stockholders  of  Beard  will  become
stockholders of  NBC.   In  an attempt to preserve the value of the NOLs to
Beard, provisions in the Certificate  of  Incorporation of NBC restrict the transfer of shares for 13 years after the Effective  Date  of the Merger to any person if that person is, or would thereby become, a holder  of  5%  or more  of the fair market value of Beard's outstanding capital stock without the Board of Directors' consent (the "Section 382 Restrictions").

     For  purposes  of the Section 382 Restrictions, the terms "person" and
"transfer" are broadly  defined  to  reach  virtually  any transaction that might result in a transfer of any interest in shares of  the  Beard  Common
and  Preferred  Stock.   The calculation of the percentage of capital stock
actually or constructively  owned  by  a  transferee  will be determined in accordance with Section 382.  The transfer restriction  will  expire on the earliest  of 13 years after the Effective Date of the Merger, the  date  on which Beard  no  longer  has  any  unutilized NOLs, or the date after which
Section 382 could no longer affect the NOLs.  The certificates representing the  Beard Common and Preferred Stock  will  bear  a  legend  conspicuously noting the Section 382 Restrictions.

     The Section 382 Restrictions operate to make any attempted transfer in
violation  thereof  ineffective.   The  purported  transferee  will  not be
recognized  by  Beard  as  having  an ownership interest, will not have the right to vote, receive dividends or  distributions  on liquidation and will be  prevented from realizing any appreciation in the market  value  of  the
stock.   The  transferor  will  continue  to be treated as the owner of the
Common or Preferred Stock for all purposes.   Any  purported  transferee in
violation  of  the  Section  382  Restrictions may be required by Beard  to deliver  any  certificate  or  other evidence  of  ownership  to  an  agent
designated  by  Beard for sale of  the  shares  represented  thereby.   The
proceeds of the sale will be paid to the purported transferee to the extent of the consideration  paid  by  such person and the balance will be paid to the transferor, if such person can  be  identified with reasonable efforts, or otherwise as provided in Beard's Certificate  of  Incorporation.  If the purported  transferee has resold the shares, Beard may  demand,  and  bring suit to enforce  the  collection  of,  the proceeds for distribution as set
forth  above.   The Section 382 Restrictions  are  designed  to  prevent  a prohibited transferee  from  receiving  or retaining any of the benefits of ownership.

     Under the Section 382 Restrictions, the Board of Directors of Beard is
authorized to establish guidelines as to the application and implementation of the transfer restrictions.  The guidelines will generally conform to the
requirements  of  Section  382  and  may  contain   various  administrative
provisions.   However,  because Section 382 contains many  ambiguities  and uncertainties, and to permit the Board of Directors flexibility in applying the Section 382 Restrictions  in  a  manner that may not conform to Section
382, the guidelines adopted by the Board  of  Directors may be more or less
stringent  than the specific requirements for Section  382.   In  addition,
under the terms of the Section 382 Restrictions, the Board of Directors has
the power to  make  certain  exceptions  to, or establish guidelines in the future  to  include  or  exclude certain transactions  from,  the  transfer
restrictions.   The  Board  of   Directors  intends  to  consider  proposed
transfers individually to determine whether the proposed transfer is in the
best  interest  of  Beard.   In making  its  determination,  the  Board  of
Directors will consider all factors  believed  to  be relevant at the time, including the effect of the transfer on the aggregate  percentage  increase in ownership of capital stock by 5% Holders and any benefit or detriment to
Beard  resulting  from  the  transfer.   Inasmuch as the Board of Directors
intends to consider each transaction individually,  there  is a possibility that the proposed restrictions on transfer may be inconsistently applied to similar transactions.

Transfer Restrictions No Guarantee of the NOLs

     Although  the  Section  382 Restrictions are intended to preserve  the availability of the NOLs, they  may  not  be  effective  in  preventing all transfers that might result in an ownership change for purposes  of Section
382.   Section 382 is an extremely complex provision with respect to  which there are many uncertainties.  Many issues that may arise under Section 382 have not been definitively addressed by the Internal Revenue Service or the
courts.   Section  382,  and  the  Section  382  Restrictions, apply to all transfers of a company's stock to or from a 5% Holder, whether the transfer is of record or merely beneficial.  Beard has not  requested  a ruling from the Internal Revenue Service regarding the effectiveness of the Section 382
Restrictions  and,  therefore, there can be no assurance that the  Internal
Revenue Service will  agree  that  such  a  prohibition  is  effective  for
purposes  of  Section  382.   Nevertheless, the Board of Directors believes
that the Section 382 Restrictions  are  in  the  best  interests  of Beard, because they discourage and most likely effectively prevent transfers which could lead to an ownership change.

     An ownership change could also occur in connection with a transfer approved by the Board of Directors. The Board of Directors is not aware of any person intending to become a 5% Holder. Nevertheless, if in the future the Board of Directors determines to permit a transfer to any 5% Holder because the transfer would be advantageous to Beard and its shareholders regardless of its impact on the NOLs, that transfer or later transfers could result in an ownership change that would limit or eliminate the use of the NOLs. The Board of Directors intends to consider any such potential transfers individually and determine at the time whether it is in the best interests of Beard and its shareholders, in view of the circumstances, to permit any transfers to a 5% Holder or a person who would thereby become a 5% Holder.

Authority for Restrictions; Applicability of Oklahoma Act

     Section 1055C of the  Oklahoma  Act  provides, in pertinent part, that
"[a]  restriction  on  the  transfer  of securities  of  a  corporation  is permitted  by  the provisions of this section  if  it...(4)  prohibits  the transfer of the  restricted  securities to designated persons or classes of
persons,  and  such  designation   is  not  manifestly  unreasonable."   In
addition,  Section  1055E  of the Oklahoma  Act  validates  other  "lawful"
restrictions on the transfer or registration of transfer of securities, and
Section 1055D of the Oklahoma  Act  provides that "[a]ny restriction on the transfer of the shares of a corporation  for  the  purpose...of maintaining
any...tax advantage to the corporation is conclusively  presumed  to  be  a reasonable purpose."

     Assuming  approval  of the Merger, the NOLs will constitute a valuable asset of Beard.  The Section  382  Restrictions have been included in NBC's
Certificate of Incorporation for the  sole  purpose  of preserving this tax
advantage.   Additionally,  Beard  believes  the 382 Restrictions  are  not manifestly unreasonable.  Therefore, Beard believes  that  the  Section 382
Restrictions  are  valid  and,  to  the  extent  the restrictions are noted
conspicuously on the certificates representing the  stock, the terms of the restrictions will be enforceable under Oklahoma law,  subject to applicable bankruptcy,  moratorium  or  other similar laws and general  principles  of equity.

     However, under Article 8  of  the Uniform Commercial Code in effect in
Oklahoma, a bona fide purchaser for  value  without notice of a restriction on transfer would take the security free of such  restriction.  In order to prevent  transfers  of  Beard  stock that might impair  the  NOLs,  at  the
Effective Time of the Merger, the  Beard  stock will legally cease to exist but it will not be automatically converted  into stock of NBC; instead, the
certificates  formerly  representing  the  Beard   stock   will  thereafter
represent non-transferable rights to receive Beard stock in accordance with the  Merger  Agreement.  The holders of such certificates will  not,  until they have exchanged the same for Beard certificates, be entitled to receive dividends or other  distributions  in  respect  thereof,  nor  will they be entitled  to vote on any matters presented for approval of the shareholders or any other rights of ownership with respect to Beard stock.  The stock of
Beard was subject  to  restrictions similar to the Section 382 Restrictions until they expired in October of 1996.

Other  Considerations; Potential  Anti-takeover  Effects  of  the  Transfer
Restrictions

     The  Board  of  Directors  of  Beard  has concluded that the potential
benefits   of   the   Section  382  Restrictions  outweigh   the   possible
disadvantages.  However,  the  Section  382  Restrictions  may  reduce  the
marketability   of   Beard's   Common  Stock  because  it  will  discourage
acquisitions involving large blocks.   The  Board  of  Directors  of  Beard
believes,  however,  such  disadvantage  is outweighed by the risk that the loss  of the NOLs would have a severe negative  impact  on  Beard's  future value.

     Although  the Section 382 Restrictions are being proposed for the sole purpose of preserving  the  NOLs, the Section 382 Restrictions may have the
effect of discouraging takeover  attempts.   The  Section  382 Restrictions
specifically prohibit transactions involving acquisitions of  Beard  Common or Preferred Stock by a person who is, or would thereby become, a holder of
5%  or  more  of  Beard's  capital stock, with the result that the Board of
Directors, in its discretion,  may  be  able to prevent any future takeover
attempt.   Therefore,  some  shareholders  may   find   the   Section   382
Restrictions  disadvantageous  to  the  extent  that it might discourage or prevent tender offers or accumulations of substantial  blocks  of shares in which shareholders might receive a premium above market value.  Because the
Section  382  Restrictions  are  intended  to operate to prevent change  of control, they may make the removal of incumbent management more difficult.

     Although the Section 382 Restrictions limit the accumulation of large holdings of Beard Common or Preferred Stock, holders of a majority of Beard's voting shares will continue to have the power to replace any or all of the directors in accordance with the provisions of the Oklahoma Act and the Beard Certificate of Incorporation.

Tax Consequences

     The Company has  received an opinion from its counsel, McAfee & Taft A
Professional Corporation,  to the effect that the proposed Merger will be a tax-free reorganization under the Internal Revenue Law of 1986, as amended.
Accordingly, (i) no gain or  loss will be recognized for federal income tax purposes by the stockholders of  the  Company as a result of the Merger and
(ii) the basis and holding period for the  stock  of  NBC  received  by the stockholders  of  the  Company  will  be  the same as the basis and holding
period of the stock of the Company exchanged  therefor.   The  Merger  will
have  no federal income tax effect on the Company.  State, local or foreign income  tax  consequences  to  stockholders  may  vary from the federal tax consequences described above, and stockholders should consult their own tax advisors as to the effect of the Merger under applicable  state,  local  or federal income tax laws.

Accounting Consequences

     The  Merger  will not result in any financial accounting consequences.
The existing assets and liabilities of the Company will continue to be reported at their historical carrying amounts on the books of NBC.

Regulatory Approvals

     There are no regulatory approvals required in connection with the Merger.

Abandonment

     Notwithstanding a favorable vote of the stockholders, the Company reserves the right by action of the Board of Directors to abandon the proposed Merger prior to the Effective Date of the Merger if it determines that such abandonment is in the best interests of the Company. The Board of Directors knows of no circumstances which might prompt abandonment.

Vote Required

     Pursuant to the Oklahoma Act, the affirmative vote of the holders of a majority of the outstanding shares  of  the  Company's Common Stock and the
Preferred Stock on an as converted basis is required  for  approval  of the
Merger  Agreement  and the merger which will effectuate the Merger.  A vote of approval of the Merger  will  constitute  specific approval of all other
transactions  and  proceedings  relating  to  the  Merger,   including  the
assumption by NBC of the Company's Stock Option Plan and all other employee benefit plans and agreements, and the obligations of the Company under such
plans   and  agreements,  and  the  provisions  in  NBC's  Certificate   of
Incorporation  which  differ  from  those  in  the Company's Certificate of
Incorporation.

Dissenters Rights

     Under applicable provisions of the Oklahoma Act, there are no dissenting stockholder appraisal rights available in connection with the Merger.

Payment of Merger Consideration; Exchange of Beard Certificates

     As  soon as practicable following the Merger, there will be mailed  to all holders  of  record  of Beard Common Stock and Beard Preferred Stock at the Effective Time a Letter  of  Transmittal  to be used by such holders in surrendering to Liberty Bank and Trust Company  of  Oklahoma City, National
Association (the "Exchange Agent") certificates which, prior to the Merger, represented  shares  of Beard Common Stock and to the Company  certificates which, prior to the Merger  represented  shares  of  Beard Preferred Stock.
The  Letter  of  Transmittal  will  contain  instructions  concerning   the
surrender  of  Beard  stock  certificates.   Beard  shareholders should not
surrender their stock certificates until they have received  the  Letter of
Transmittal.

     Each  holder  of  Beard Common Stock or Beard Preferred Stock will  be
entitled  to  receive,  upon   surrender  to  the  Exchange  Agent  of  his
certificate(s) which prior to the Merger represented shares of Beard Common
Stock or Beard Preferred Stock,  respectively,  together  with  a  properly completed  and  duly  executed Letter of Transmittal and any other required documents, a certificate  representing  the  number  of whole shares of NBC
Common  Stock  or  the  number  of whole and/or fractional  shares  of  NBC
Preferred Stock to which he is entitled  pursuant  to the Merger Agreement.
If a certificate representing NBC Common Stock or NBC Preferred Stock is to be issued in the name of a person other than the person  in  whose  name  a surrendered  certificate is registered, the certificate so surrendered must be endorsed and  otherwise  be  in  proper form for transfer and the person requesting such issuance must pay to  the Exchange Agent or the Company, as the case may be, any transfer taxes required  by reason of such issuance in a name other than that of the holder of record  or  must  establish  to the satisfaction of the Exchange Agent or the Company, as the case may be, that such  taxes  either  have been paid or are not payable.  The Exchange Agent will  issue the NBC Common  Stock  and  the  Company  will  issue  the  NBC
Preferred  Stock  attributable  to  any  certificate which has been lost or destroyed only upon receipt of satisfactory  evidence  of  ownership of the shares  of Beard Common Stock or Beard Preferred Stock represented  thereby and after appropriate indemnification.

     Following the Merger, holders of certificates formerly representing shares of Beard Common Stock or Beard Preferred Stock will cease to have any rights with respect to the shares formerly represented thereby, except the right to receive the NBC stock in exchange therefor. In addition, holders of such certificates will not be entitled to receive any dividends payable to holders of NBC Common Stock or NBC Preferred Stock, or any other attributes of ownership, until surrender of the certificates to the Exchange Agent or the Company, as the case may be.

Amendment and Termination

     Prior to consummation  of  the  Merger,  the  Merger  Agreement may be
amended  at  any  time, whether before or after the meeting, by  a  written instrument executed  by Beard and NBC with the approval of their respective
Boards  of Directors.   The  Oklahoma  Act  provides  that  the  boards  of
directors  of the constituent corporations in a merger may amend the merger agreement after  shareholder  approval  has  been obtained by a constituent corporation, provided the amendment does not (i)  alter  the amount or kind of shares, securities, cash, property or rights to be received  in exchange for or on conversion of shares of such constituent corporation, (ii)  alter the  certificate  of  incorporation  of  the surviving corporation or (iii)
alter the terms of the agreement if such alteration  would adversely affect
the  holders  of  shares  of  such  constituent  corporation.   The  Merger
Agreement  may  be  terminated  by  the mutual consent  of  the  Boards  of
Directors of Beard and NBC or by either  party  if  (i) there is a material default  by  any  party  in  observing  or  performing any representations, warranties,  agreements  or covenants in the Merger  Agreement,  the  other party has not complied with  all  closing conditions and such noncompliance has not been waived by the remaining  parties,  or  (ii)  a  suit  or other proceeding is pending or threatened seeking to restrain, prohibit or obtain damages in connection with the consummation of the Merger Agreement.

THE  BOARD  OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AND THE MERGER
WHICH  WILL  EFFECTUATE   THE   PROPOSED  MERGER.   THE  BOARD  UNANIMOUSLY
RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER.


                       ELECTION OF DIRECTORS
                         (Proposal No. 3)

     The Company's Amended and Restated  Certificate  of Incorporation (the
"Certificate") provides for a Board of Directors of not  more than nine nor less than three directors, including one director elected  by the preferred
stockholders,  as  determined  from  time  to  time  by  the  Board.    The
Certificate  also provides that the portion of the Board of Directors which is elected by  the  Beard  common  stockholders shall be divided into three classes as nearly equal in number as  possible,  with the term of office of one class expiring each year.

     At the meeting, two directors are to be elected by the common stockholders for three-year terms expiring at the date of the Annual
Meeting of Stockholders  in 2000. The terms of Messrs. Allan R. Hallock and
Ford C. Price expire this year, and they will be the two nominees for terms expiring in 2000. The Beard preferred stockholders filled the directorship vacancy which they were entitled to fill in February 1994 by the election of Michael E. Carr, who will continue to serve in such capacity until his successor has been elected.

     It is the intention of the persons named in the accompanying form of Proxy to vote Proxies for the election of the two above-named nominees.
Each nominee has served continuously as director of the Company or of its predecessors since first elected. In the event that any of the nominees should for some reason, presently unknown, fail to stand for election, the resulting vacancy would be filled at such time as the board finds a suitable candidate. Election of each director will be by plurality vote.
The directors elected at the Annual Meeting will serve for three-year terms and until their respective successors are elected and qualified, in accordance with the provisions of the Certificate and the Company's By-
Laws.

     Certain information with respect to the nominees for director and four directors whose terms do not expire this year is as follows:

Nominees for Election for Terms of Three Years Expiring in 2000:
Nominee (age), year first became a Director of Beard or Beard Oil.

ALLAN R. HALLOCK (68), 1986

     Allan R. Hallock  was  elected  a  director of Beard in July 1993.  He served as a director of Beard Oil Company ("Beard Oil"), the predecessor to
Beard, from December 1986 until October 1993.   Mr. Hallock is currently an
independent  consulting  geologist.   He  served  as  Vice   President  and
Exploration Manager of Gemini Corporation from 1970 until December 1986.

FORD C. PRICE (60), 1988

     Ford C. Price was elected a director of Beard in July 1993.  He served
as  a director of Beard Oil from June 1987 until October 1993.   From  1961
until 1986 Mr. Price served in various capacities with The Economy Company, a  privately-held  schoolbook  publishing  company,  last  serving  as  its
Chairman  of the Board and Chief Executive Officer.  Mr. Price is a private investor.

THE BOARD OF  DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ABOVE
NOMINEES.


Director to Continue in Office with Term Expiring in 1998:

HERB MEE, JR. (69), 1974

     Herb Mee,  Jr.  has served as Beard's President since October 1989 and as its Chief Financial  Officer  since  June  1993.  He has served as Beard
Oil's President since its incorporation, and as its Chief Financial Officer since June 1993.  He has also served as a director  of  Beard and Beard Oil
since   their  incorporation.   Mr.  Mee  served  as  President  of   Woods
Corporation,  a  New  York Stock Exchange diversified holding company, from
1968 to 1972 and as its Chief Executive Officer from 1970 to 1972.


Directors to Continue in Office with Terms Expiring in 1999:

W. M. BEARD (68), 1974

     W.M. Beard has served  Beard  as  its  Chairman of the Board and Chief
Executive  Officer since December 1992.  He previously  served  as  Beard's
President and  Chief  Executive Officer from the Company's incorporation in
October 1974 until January  1985.   He has served Beard Oil as its Chairman
of the Board and Chief Executive  Officer  since its incorporation.  He has also served as a director of Beard and Beard Oil since their incorporation.
Mr. Beard has been actively involved since 1952 in all management phases of
Beard  and  Beard  Oil from their inception, and  as  a  partner  of  their predecessor company.

W. R. PLUGGE (73), 1986

     W. R. Plugge was  elected a director of Beard in July 1993.  He served as a director of Beard Oil  from  September  1986  until October 1993.  Mr.
Plugge  was  with  Stanford  Research  Institute,  a  non-profit   research
corporation,  from 1976 until his retirement in 1988, last serving as  Vice
President-International  Operations.  Mr. Plugge is a private investor, and also serves as a director of Computer Horizons Corporation, a publicly-held company (OTC).

Director Elected to Represent the Class of Preferred Stockholders

MICHAEL E. CARR (62), 1994

     Michael E. Carr was elected in February 1994 by the preferred stockholders to fill the directorship vacancy which they are entitled to fill. He served as Senior Vice President of Beard Oil from December 1986 until October 1993. He served as President of Sensor Oil & Gas, Inc. from
October 1993 until August 1996.  He presently serves as President  of  Mica
Energy Corp.

     Mr. Carr will serve as a director of the Company until his successor has been elected and has qualified in such office or until such time as all of the preferred stock has been converted or redeemed.

     There is no family relationship between any of the directors or executive officers of the Company.

Committees of the Board of Directors

     The  Company  has  standing  Audit and Compensation Committees.    Mr.
Plugge serves as chairman and Messrs.   Hallock,  Price  and  Carr serve as
members of the Audit Committee which met twice in 1996.  Mr. Hallock serves as  chairman  and  Messrs. Plugge, Price and Carr serve as members  of  the
Compensation Committee  which met twice in 1996.  During 1996, the Board of
Directors met five times.   All  of the directors attended more than 75% of
the aggregate of all meetings of the  Board  of Directors and Committees on which they served during 1996.

     The principal functions of the Company's Audit Committee are: (1) to annually review the selection of independent auditors and to recommend for Board approval and stockholder ratification the appointment of independent auditors; (2) to consult with the independent auditors of the Company with regard to the plan of audit; (3) to review the results of the annual audit and request additional reviews and audit procedures if necessary; and (4) to review and approve internal audit objectives, accounting and control policies and procedures to determine that a reliable system of internal controls is functioning.

     The principal  functions  of the Company's Compensation Committee are:
(1) to review the objectives, structure,  cost  and  administration  of the
Company's  major  compensation  and  benefit  policies and programs; (2) to review  and make recommendations concerning remuneration  arrangements  for
senior  management,   including  the  specific  relationship  of  corporate
performance  to  executive   compensation;  (3)  to  review  the  Company's
performance versus the CEO's compensation  and  establish  measures  of the
Company's  performance upon which the CEO's compensation is based; and  (4)
to administer the Company's compensation, benefit and incentive plans.

     The Company does not have a Nominating Committee; the Board of Directors has nominated the directors to stand for election at the annual meeting. Each of the persons nominated presently serves as a director.

Executive Officers

     Certain information concerning the executive officers of the Company is set forth below:

     In addition to W. M. Beard, the Company's Chairman and Chief Executive
Officer, and Herb Mee, Jr., the Company's  President  and  Chief  Financial
Officer,  the  following  are  considered  to  be executive officers of the
Company:

     Clifford H. Collen, Jr., age 40,  has served as President of Carbonics since he and Beard Oil founded the company in August  1987.  Mr. Collen has been  associated  with  the  CO{2} industry since 1979, working in  various positions  in  the liquid carbon  dioxide  business  and  also  serving  as president of an  engineering  and  consulting company in the industrial and
carbon dioxide gas plant industry.    In  the  event  the  proposed sale of
substantially all of the assets of Carbonics is approved and  the  sale  is consummated,  it is contemplated that Mr. Collen will become an employee of
Airgas.

     Marc A. Messner,  age  35,  has  served  as  President  of  Horizontal
Drilling Technologies, Inc. ("HDT") since he and another person founded the company in July 1993. He was elected President of Whitetail Services, Inc.
in November 1996. Mr. Messner has been associated with the environmental services industry since 1989, last serving as a project manager for a large national environmental consulting firm before leaving to start HDT.

     Philip  R.   Jamison,  age  59,  has  served  as  President  of  Beard
Technologies, Inc. since August 1994.  Mr. Jamison has been associated with the coal industry since  1960,  working in various positions.  From 1972 to
1977 he served as Vice President  Operations  for  International Carbon and
Minerals  and as President and CEO of all its coal producing  subsidiaries.
From 1979 to  1988  he  served  as  CEO  of four small companies which were engaged in the production and sale of coal.  From 1993 to 1995 he served as a consultant to Energy International, Inc. ("EI") in its development of the
Mulled Coal process and installed and operated  the  process  at an Alabama coal  preparation  plant in connection with EI's performance of a  contract for the Department of Energy.

     Jack A. Martine,  age  48, was elected as Controller, Chief Accounting
Officer and Tax Manager of Beard in October 1996. Mr. Martine served as tax manager for Beard from June 1989 until October 1993 at which time he joined Sensor Oil & Gas, Inc. in a similar capacity. Mr. Martine is a certified public accountant.

     Rebecca G. Witcher, age 37, has served as Corporate Secretary of the Company and Beard Oil since October 1993, and has served as Treasurer of such companies since July 1997.


     All executive officers serve at the pleasure of the Board of Directors.

Compliance with SEC Reporting Requirements

     Section 16 of the Securities Exchange Act of 1934 requires directors and executive officers of the Company to file reports with the Securities and Exchange Commission reflecting transactions by such persons in the Company's common stock. During 1996, to the knowledge of the Company, or based on information provided by such persons to the Company, all executive officers and directors of the Company subject to such filing requirements fully complied with such requirements.

Compensation of Executive Officers

     The table on the next page sets forth the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's other most highly compensated executive officers (hereafter referred to as the named executive officers), whose aggregate salary and bonus exceeded $100,000, for any of the fiscal years ended December 31, 1996, 1995 or 1994:


                        SUMMARY COMPENSATION TABLE

                                                                      Long Term
                                                                    Compensation
                  Annual Compensation                       AWARDS          PAYOUTS
       (a)           (b)         (c)         (d)              (g)              (h)         (i)
                                                          Securities
                                                          Underlying                     All Other
    Name and                   Salary      Salary          Options/           LTIP        Compen-
    Principal                    (A)         (B)             SAR's           Payouts    sation (C)
    POSITION        YEAR         ($)         ($)              (#)              ($)         ($)

W. M. Beard         1996      99,000(D)    -0-(D)              -0-           $35,150(D)   5,031(D)
Chairman & CEO      1995     129,250(D)    -0-(D)              -0-            $4,850(D)   6,462(D)
                    1994       132,000      2,050            50,000              -0-        6,703
Herb Mee, Jr.       1996       132,000      1,150              -0-               -0-        6,658
President & CFO     1995       132,000      1,100              -0-               -0-        6,655
                    1994       132,000      1,050            50,000              -0-        6,653
C. H. Collen, Jr.   1996       100,000    63,216(E)            -0-               -0-        5,688
President-          1995       103,134    13,883(E)            -0-               -0-        5,179
Carbonic
      Reserves      1994       72,184        581               -0-               -0-        3,600

________
(A) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred pursuant to the Company's 401(k) Plan at the election of those officers.

(B)  Bonus for length of service with Beard, Beard Oil or Carbonics.

(C)  Consists of the Company's contribution to the Company's 401(k) Plan.

(D) In 1996 Mr. Beard deferred one-fourth ($33,000) of his salary and all ($2,150) of his bonus for the year; in 1995 he deferred one-fourth ($2,750) of his December salary and all ($2,100) of his bonus for the year pursuant to the Company's Deferred Stock Compensation Plan.

(E) Mr. Collen earned bonuses totaling $63,216 in 1996, of which $500 was paid in 1996 and $62,716 in 1997. He earned bonuses totaling $13,883 in 1995, of which $633 was paid in 1995 and $13,250 in 1996.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES

     The following table provides information, with respect to the named executive officers, concerning the exercise of options during the Company's last fiscal year and unexercised options held as of the end of the last fiscal year:

       (a)               (b)              (c)              (d)                (e)
                                                       Number of
                                                       Securities          Value of
                                                       Underlying         Unexercised
                                                       Unexercised       In-the-Money
                                                       Options at         Options at
                                                       FY-End (#)         FY-End ($)
                   Shares Acquired       Value        Exercisable/       Exercisable/
      Name         On Exercise (#)     Realized($)    Unexercisable      Unexercisable
      ----         ---------------     -----------    -------------      -------------
W. M. Beard              -0-            $   -0-       25,000/25,000     $21,094/$21,094
Herb Mee, Jr.            -0-            $   -0-       25,000/25,000     $21,875/$21,875
C. H. Collen, Jr.        -0-            $   -0-          -0-/-0-           $-0-/$-0-

Compensation of Directors

     Messrs. Hallock, Plugge, Price and Carr each received compensation of $4,927, $86, $1,909, and $8,450, respectively, for services rendered during 1996 as directors of Beard, excluding $8,500, $8,850 and $8,750 of fees deferred by Messrs. Hallock, Price and Plugge, respectively, under the Company's Deferred Stock Compensation Plan (the "Plan"). Currently, the non-management directors each receive $500 per month for their services, and also receive the following fees for directors' meetings which they attend: annual and 1-1/2 day meetings -- $750; regular meeting -- $500; telephone meeting -- $100 to $300 depending upon length of meeting. The non-management directors also receive a small year-end bonus depending upon their length of service as directors of Beard and Beard Oil. Accordingly, Messrs. Plugge, Hallock, Price, and Carr received $500, $400, $400 and $100, respectively, in 1996. All of the directors except Mr. Carr elected to defer such bonuses pursuant to the Plan. Beard also provides health and accident insurance benefits for its non-management directors who are not otherwise covered and the value of these benefits is included in the above compensation amounts. None of the directors received additional compensation in 1996 for their committee participation.

     The three eligible non-management directors (Messrs. Hallock, Plugge and Price) were each granted 5,000 phantom stock units (the "Units") under the Company's 1994 Phantom Stock Units Plan on November 1, 1994. Mr. Carr was awarded 5,000 Units when he became eligible on February 22, 1995. All of the awards vest over a five year period at the rate of 20% per year. All awards were based on an award price of $2.00* per share. Each participant has the option of receiving payment for his award: (i) as it vests; (ii) at the conclusion of the award period; or (iii) 50% as it vests, with the other 50% deferred to the conclusion of the award period. Payments are based upon appreciation in the market value of the Company's common stock during the appropriate time interval selected. Mr. Carr received a cash payment of $3,808 in 1997 for 2,000 Units which vested on February 22, 1997.
_______

       *The market value on November 1, 1994 was $1.875 per share; on February 22, 1995 it was $1.75 per share.

Compensation Committee Interlocks and Insider Participation

     Michael E. Carr, who has been elected by the preferred shareholders to serve as their representative on the Board of Directors, was elected to serve as a member of the Compensation Committee on April 26, 1994. Mr. Carr served as Senior Vice President of Beard Oil from December 1986 until October 1993.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors (the "Board") establishes the general compensation policies of the Company. The Committee meets once each year to establish specific compensation levels for the chief executive officer ("CEO") and the president ("CFO") and to review the executive officers' compensation generally. (The compensation for executive officers other than the CEO and CFO is actually determined by the CEO and CFO).

     The Committee's goal in setting executive compensation is to motivate, reward and retain management talent who support the Company's goals of increasing shareholder value. This goal is to provide competitive levels of compensation that relate to the Company's long-term performance goals and objectives, reward outstanding corporate performance and recognize individual initiative and achievement. The Committee endeavors to achieve these objectives through a combination of base salary, cash bonuses and stock options.

     The Committee believes that the total compensation of its CEO, CFO and other executive officers should be tied to the Company's success in achieving long-term growth in earnings, cash flow and stock price per share. The Committee also believes that the total cash compensation of such officers should, to the extent possible, be similar to the total cash compensation of similarly situated executives of peer group public companies. To date neither the Company nor the Committee has been able to establish a peer group which they feel is comparable enough in size, financial structure and diversity of operations to establish a valid comparison. However, the Committee has noted that, through June 30, 1997, the Company's per share stock price has grown at a compound annual rate of 27% since the Company's common shares commenced trading on October 27, 1993, following the major reorganization (the "1993 Reorganization") which occurred on October 26, 1993.

     No executive officer's compensation for 1996 exceeded the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as amended, and the same result is anticipated for 1997. The Committee does not anticipate that any executive officer's compensation would approach the threshold level in the foreseeable future.

     Base Salaries. Because of the extremely poor financial results achieved by the Company during 1990-1992, no salary increases have been granted to executive officers since September of 1990 (except for performance increases granted to (i) the president of the Company's largest subsidiary in March of 1991 and in January of 1995; and (ii) to a Company vice president in June of 1994. Management totally restructured the Company in 1993-1996. As a result there was a significant improvement in financial results which restored the Company to profitability in 1993 and 1994. 1995 and 1996 were disappointing years profitwise. Despite the progress that has been made during the past four years, no increases have been made in the base salaries of the CEO or CFO since 1990 and no changes are currently under consideration.

     Cash Bonuses. All employees of the Company receive a small year-end bonus depending upon their length of service as employees of Beard or Beard Oil. Because of the overall financial results, no additional cash bonuses have been paid to executive officers, except as follows. In early 1995 the Company's largest subsidiary was financially restructured in a manner which the Board believed would provide greater incentive to management of, and improved financial performance by, the subsidiary. As part of the restructure an incentive bonus arrangement was formalized which established a Key-Employee Bonus pool (the "Pool") pursuant to which, in each year that the Pool remains in effect, not less than 5% of pre-tax net income of the subsidiary will be paid in the following year to one or more of the employees of the subsidiary selected by the subsidiary's board of directors (presently consisting of Messrs. Beard, Mee and Collen). The restructure and incentive arrangement were also unanimously approved by the Company's Board, including all members of the Committee who were present. In accordance with the provisions of the Pool, 5% of the subsidiary's pre-tax 1996 net income was paid as a 1997 bonus to Mr. Collen ($62,716) and one other key employee ($12,500).

     Beard Group 401(k) Plan. One of the investment options available under the Company's 401(k) Plan (the "401(k) Plan") is the option for each participant to invest all or part of his investment account in Company common stock ("The Beard Company Stock Fund Investment Option"). Because the bank trustee of this portion of the 401(k) Plan was having difficulty purchasing sufficient shares of such stock in the open market, the 401(k) Plan was amended in September of 1995 to permit the bank to purchase authorized shares of Beard common stock directly from the Company, and the Company reserved 150,000 shares of its authorized but unissued common stock for such purpose. The Committee felt that this step was extremely important because it has enabled key management members to significantly increase their ownership in the Company, further aligning their interests with those of the shareholders. Since the amendment was approved, the bank trustee has purchased 88,300 shares from the Company, with more than 75% of such shares being purchased for the accounts of executive officers of the Company.

     Stock Options. The Committee desires to reward long-term strategic management practices and enhancement of shareholder value through the award of stock options. The Committee believes that stock options encourage increased performance by the Company's key employees by providing incentive to employees to elevate the long-term value of the Company's common stock, thus aligning the interests of the Company's employees with the interests of its shareholders. Additionally, stock options build stock ownership and provide employees with a long-term focus.

     The Committee and the Board have placed particular emphasis upon stock options in structuring the compensation package for senior management, in the belief that an aggressive program to acquire profitable companies is essential in order to maximize shareholder value during the next several years and enable the Company to utilize as much as possible of its substantial net operating loss carryforwards. Both management and the Committee fully recognize this goal and are desirous that the interests of senior management and the Company's shareholders be as closely aligned as possible.

CEO Compensation

     W. M. Beard has been Chairman and CEO of the Company and its predecessors since 1974. Mr. Beard's 1996 base salary was $132,000, and has not increased since 1990. He has not received an incentive bonus since 1990. Moreover, he elected to defer one-fourth of his salary and all of his year-end bonus beginning in December 1995 pursuant to the Company's Deferred Stock Compensation Plan. The 1994 stock option grant of 50,000 shares to Mr. Beard reflected the Committee's desire to provide significant incentives which link long-term executive compensation to long-term growth in equity for all shareholders, as described above. The award also reflected Mr. Beard's position and level of responsibility within the Company, the Committee's qualitative analysis of his performance in managing the Company, and the importance of the role he is expected to play in the Company's future acquisition efforts. In view of the Company's earnings performance in 1996, the granting of any additional stock options to Mr. Beard or other key management members was not considered by the Committee.

               COMPENSATION COMMITTEE
               Allan R. Hallock, Chairman
               W. R. Plugge
               Ford C. Price
               Michael E. Carr

                            STOCK PERFORMANCE

     The following performance graph compares the Company's cumulative total stockholder return on its common stock against the cumulative total return of the American Stock Exchange Market Value Index and the SIC Code Index of Industrial Gases compiled by Media General Financial Services for the period which commenced on October 27, 1993 (date of initial trading of the Company's shares) and December 31, 1996. The October 27 date was used since, as a result of the 1993 Reorganization, the Company's shares were initially distributed to shareholders as of that date and commenced trading on the Exchange on October 27, 1993. The performance graph assumes that the value of the investment in the Company's common stock and each index was $100 on October 27, 1993 and that any dividends were reinvested. The Company has never paid dividends on its common stock.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                        AMONG THE BEARD COMPANY,
                  AMEX MARKET INDEX AND SIC CODE INDEX


                 ASSUMES $100 INVESTED ON OCT. 27, 1993
                      ASSUMES DIVIDENDS REINVESTED
                     FISCAL YEAR ENDED DEC. 31, 1996
                             October      December      December      December     December
                               1993         1993          1994          1995         1996
                          ----------    ----------    ----------    ----------    ----------
The Beard Company            100.00         87.50         81.25        106.25        143.75
AMEX Market Index            100.00        105.57        115.46        157.43        213.60
Industrial Gases
  Industry Index             100.00        102.50         90.55        116.71        123.16

   The Industrial Gases Industry Index consists of four companies: Air Products & Chemicals, BOC Group PLC ADS, Praxair, Inc. and the Company.


                     AMENDMENT TO THE BEARD COMPANY
                    DEFERRED STOCK COMPENSATION PLAN
                             (Proposal No. 4)

     At the Company's 1996 annual shareholder meeting, the shareholders authorized The Beard Company Deferred Compensation Plan (the "Plan") which is intended to provide a means to attract and retain highly qualified persons to serve as directors and officers and promote ownership of a greater proprietary interest in the Company, thereby aligning such directors' and officers' interests more closely with the interests of shareholders of the Company. A copy of the Plan is attached to this Proxy Statement as Exhibit D and the description contained herein is qualified in its entirety by reference to the complete text of the Plan. Capitalized terms used below not otherwise defined herein shall have the meaning ascribed to them in the Plan.

     The Plan enables directors and officers of the Company to defer Compensation and Fees in cash and to elect payments of such Compensation and Fees in Beard common stock. All officers and directors are automatically entitled to participate in the Plan. There are currently 11 individuals eligible for the Plan. Directors may elect to defer a minimum of 25% of their Compensation and Fees or a greater amount in 25% increments and officers may elect to defer a minimum of 10% of
Compensation  and  Fees  or  a  greater  amount  in  5%  increments.  All
Compensation and/or Fees deferred under the Plan are credited to the individual Participant's Stock Unit Account and are converted into Beard common stock by dividing the amount of Compensation and Fees deferred by the Fair Market Value of one share of common stock as of the date of the Compensation or Fees would have otherwise been paid. Once the person ceases to be an officer or director, their participation in the Plan automatically terminates. See "Summary Compensation Table."

     Upon the recommendation of management, the Board of Directors of the Company voted on April 3, 1997, subject to stockholder approval, to amend the Plan to increase the number of shares of common stock authorized for issuance thereunder from 50,000 to 100,000. Management made this recommendation in view of the fact that, based upon the directors and officers presently participating in the Plan and the present price of the Company's common stock, the remaining available authorized shares will have been set aside for future settlement of such participants' Stock Unit Accounts during 1998. The Board believes that this increase in the number of shares available for issuance under the Plan will enable the Company to continue its policy of compensating officers and directors by giving them the opportunity to participate in the future growth of the Company.

     The approval and adoption of this proposed amendment requires the affirmative vote by a majority of the Company's outstanding common and preferred stock present in person or represented at the meeting and entitled to vote.

     In the event the stockholders approve the proposed amendment the Company estimates that there will be adequate shares available to fund the issuance of shares for all directors and officers presently participating in the Plan through 2002.

     The Board of Directors favors a vote "FOR" the proposal to amend The Beard Company Deferred Stock Compensation Plan to increase the number of shares authorized for issuance thereunder from 50,000 to 100,000. Proxies solicited by the Board of Directors will be so voted unless stockholders specify in their Proxies a contrary choice. See "Voting Securities Outstanding," above.


               APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS
                            (Proposal No. 5)

     KPMG Peat Marwick LLP ("KPMG"), Independent Certified Public Accountants, have been independent auditors of the Company and Beard Oil since its incorporation in 1974. Although not formally required, stockholders' approval of such appointment is requested. To the knowledge of management, such accountants do not have any direct, or material indirect, financial interest in the Company and its subsidiaries, nor have they had any connection during the past three (3) years with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Representatives of KPMG are expected to be present at the meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     The Board of Directors favors a vote "FOR" the proposal to approve the appointment of KPMG. The shares represented by the enclosed Proxy will be so voted unless otherwise directed. In the event the appointment of KPMG should not be approved by the stockholders, the Board of Directors will make another appointment, to be effective at the earliest feasible time.

                              VOTE REQUIRED

     The holders of shares entitled to cast a majority of the votes, present in person or by proxy, constitute a quorum for the transaction of business at the meeting. The affirmative vote of holders of the Company's stock entitled to cast a majority of the votes represented at the annual meeting will be required for the approval of (1) the Asset
Sale, (2) the Reorganization, (3) the amendment to the Deferred Compensation Plan and (4) the appointment of KPMG as independent auditors of the Company for 1997. The election of directors shall be by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

     The office of the Company's Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the annual meeting. Neither the corporate law of the State of Oklahoma, the state in which the Company is incorporated, nor the Company's Certificate of Incorporation or By-Laws have any specific provisions regarding the treatment of abstentions and broker non-votes. It is the Company's policy to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the meeting; to treat abstentions as votes not cast but to treat them as shares represented at the meeting for determining results on actions requiring a majority vote; and to consider neither abstentions or broker non-votes in determining results of plurality votes. Thus, abstentions and broker non-votes have the effect of a vote against the Merger and the Carbonics' Asset Sale because approval of those transactions requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

                    CERTAIN TRANSACTIONS

     In September 1995, William M. Beard and Lu Beard, as trustees of the William M. Beard and Lu Beard 1988 Charitable Unitrust (the "Unitrust") agreed to loan the Company up to $250,000 under a revolving loan arrangement for a period of one year. In March 1996, the Unitrust extended the maturity of such note to October 1997, and in October 1996 the credit line was increased to $500,000. Various advances and repayments have been made under such arrangement, and at year-end 1996 the principal balance due was $455,000. In February 1997 the maturity was extended to February 1999 and the principal amount of the loan was increased to $480,000. The loan is unsecured and bears interest at the rate of 10% per annum.

     In December 1995 the William M. Beard Irrevocable Trust "B" and the William M. Beard Irrevocable Trust "C" agreed to loan $130,000 and $95,000, respectively, to the Company for a period of one year. In March 1996, the Trusts extended the maturity of such notes to October 1997. Loans of $95,000 and $130,000, respectively, were outstanding pursuant to such arrangement as of year-end 1996. In February 1997 the maturity was extended to February 1999 and the principal amount of the loans were increased to $140,000 and $105,000, respectively. The loans are unsecured and bear interest at the rate of 10% per annum.

                          STOCKHOLDER PROPOSALS

     The Board of Directors anticipates that next year's annual meeting will be held during the first week of June 1998. Any proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company not later than January 30, 1998 in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this Proxy Statement.

                              OTHER MATTERS

     Management knows of no other matters to be brought before the Annual Meeting of Stockholders; however, if any additional matters are properly brought before the meeting, the persons named in the enclosed proxy will vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

     The accompanying form of proxy has been prepared at the direction of the Company, of which you are a stockholder, and is sent to you at the request of the Board of Directors. The proxies named herein have been designated by your Board of Directors.

     Management urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately. If a proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted according to the instructions of the shareholder; provided, however, if no specific instructions are given, the shares will be voted as recommended by the Board of Directors. A shareholder may revoke his or her proxy any time before it is voted at the meeting. A shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at the meeting. Otherwise, a shareholder must advise the secretary of the Company in writing of revocation of his or her proxy.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Proxy Statement and made a part hereof the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996, the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997, which reports have been filed by the Company with the Securities and Exchange Commission.

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1997, are attached hereto as Appendices A and B, respectively.

                         THE BEARD COMPANY
                         By Order of the Board of Directors


                         Rebecca G. Witcher
                         Secretary

Oklahoma City, Oklahoma
July __, 1997

PROXY                     THE BEARD COMPANY
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR STOCKHOLDERS MEETING ON AUGUST ___, 1997

   The undersigned stockholder of The Beard Company, an Oklahoma corporation, hereby appoints W. M. Beard and Herb Mee, Jr., or either of them, with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of stock of The Beard Company owned by the undersigned in all matters coming before the 1997 Annual Meeting of Stockholders (or any adjournment thereof) of The Beard Company to be held in the Board Room of the Liberty Bank and Trust Company of Oklahoma City, N.A. in the Liberty Tower, 100 North Broadway, Oklahoma City, Oklahoma, on Monday, August ___, 1997 at 10:00 a.m., local time. The Board of Directors recommends a vote "FOR" the following matters, all as more specifically set forth in the Proxy Statement:

1. Approval of the sale of substantially all of the assets of Carbonics pursuant to the Asset Purchase Agreement, a copy of which is attached to the accompanying Proxy Statement as Exhibit "A".

          _ FOR _ AGAINST _ ABSTAIN

2. Approval of the merger of the Company into The NBC Company pursuant to the Plan and Agreement of Merger and Reorganization, a copy of which is attached to the accompanying Proxy Statement as Exhibit "B".
          _ FOR _ AGAINST _ ABSTAIN

 3.  Election of Directors.
      _ FOR all nominees listed below   _ WITHHOLD AUTHORITY
   to vote for all nominees listed below
   Allan R. Hallock  - three year term expiring in 2000
   Ford C. Price - three year term expiring in 2000

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)


   PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED
                                ENVELOPE.
      This Proxy is solicited on behalf of the Board of Directors.

4. Approval of an amendment to The Beard Company Deferred Stock
Compensation Plan (the "Plan") to increase the number of common shares authorized for issuance thereunder from 50,000 to 100,000. A copy of the Plan is attached to the accompanying Proxy Statement as Exhibit "D".
          _ FOR          _ AGAINST      _ ABSTAIN

5. Approval of Appointment of KPMG Peat Marwick LLP as independent certified public accountants for fiscal 1997.
          _ FOR          _ AGAINST      _ ABSTAIN

6. In their discretion, the Proxies are authorized to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.
I/WE RESERVE THE RIGHT TO REVOKE THE PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 4 AND 5, AND "FOR" THE ELECTION OF THE DIRECTORS NOMINATED.

          Dated: __________________________________________________, 1997

             ____________________________________________________________
                                    (Signature)
             ____________________________________________________________
                                          (Signature if held jointly)
                                   Please sign exactly as your name appears
                                   on  your  stock  certificate, indicating
                                   your official position or representative
                                   capacity, if applicable.   If shares are
                                   held jointly, each owner should sign.
                                   IMPORTANT:  PLEASE SIGN, DATE AND RETURN
                                   THIS PROXY BEFORE THE DATE OF THE ANNUAL
                                   MEETING IN THE ENCLOSED ENVELOPE.

                           EXHIBIT INDEX
Exhibit No.   Description                      Method of Filing
-----------   ------------                     ----------------
2             Agreement and Plan of Merger     Filed herewith electronically

3             Certificate of Incorporation     Filed herewith electronically
              of The NBC Company

13.1          Form 10K for period ended        Filed herewith electronically
              December 31, 1996

13.2          Form 10Q for period ended        Filed herewith electronically
              March 31, 1997

99.1          Asset Purchase Agreement by      Filed herewith electronically
              and between Airgas Carbonic
              Reserves, Inc. and Carbonic
              Reserves and The Beard Company
              and Clifford H. Collen, Jr.

99.2          The Beard Company Deferred       Filed herewith electronically
              Stock Compensation Plan